                                                                    EXHIBIT 99.1



                            [LIONS GATE FILMS LOGO]


                LIONS GATE ENTERTAINMENT REPORTS SECOND QUARTER
             REVENUES OF $231.1 MILLION, NET INCOME OF $8.3 MILLION
                          AND EBITDA OF $15.4 MILLION

               2Q REVENUE INCREASES 148% FROM PRIOR-YEAR QUARTER

               COMPANY REPORTS BASIC EARNINGS PER SHARE OF $0.09

                         (ALL AMOUNTS IN U.S. DOLLARS)

VANCOUVER, BC, and SANTA MONICA, CA, November 9, 2004 -- Lions Gate Entertainment (NYSE and TSX: LGF), the premier independent producer and distributor of filmed entertainment, reported revenues of $231.1 million and EBITDA (earnings before interest, interest rate swap mark-to-market, income taxes, depreciation and minority interests) of $15.4 million for the second quarter of fiscal 2005.

Second quarter revenue of $231.1 million increased 148% compared to $93.1 million in the prior year second quarter. EBITDA of $15.4 million increased 711% from $1.9 million in the second quarter of fiscal 2004. Net income for the second quarter was $8.3 million, or basic earnings per share of $0.09 on 96.3 million weighted average common shares outstanding (diluted income per share of $0.08), compared to a net loss of $0.3 million, or loss per share of $0.01 on
59.5 million weighted average common shares outstanding (after giving effect to the Series A preferred share dividends and accretion on the Series A preferred shares), in the prior year second quarter.

The nationwide theatrical releases of OPEN WATER and THE COOKOUT along with the continued success of FAHRENHEIT 9/11 were leading revenue drivers for the quarter. Video releases including THE PUNISHER, DIRTY DANCING HAVANA NIGHTS, GODSEND, BARBIE AS THE PRINCESS AND THE PAUPER and the hit NBC comedy series WILL & GRACE Season 3 were significant revenue contributors. Deliveries of Lions Gate Television's product included one-hour series THE DEAD ZONE and MISSING, plus movie of the week, BABY FOR SALE.

"This quarter is an excellent example of the Lions Gate model. We have profitable revenue drivers in all our core businesses continuing to build the deepest content library in the independent space," said Lions Gate Chief
Executive Officer Jon Feltheimer. "We are also delighted with the recent results of our hit film, SAW, which will be reflected in subsequent quarters and fiscal 2006."

Motion picture revenue of $202.8 million increased 205% from $66.5 million in the prior year second quarter. Lions Gate Films scored with the box office hit FAHRENHEIT 9/11 and OPEN WATER and with an exceptionally strong DVD performance of THE PUNISHER, further increasing that film's franchise potential. BARBIE AS THE PRINCESS AND THE PAUPER was also a successful video and DVD release, and the diversification of Lions Gate's fast-growing home entertainment operations was underscored by the strong performance of third-party product such as NBC's hit comedy WILL & GRACE Season 3 and ALF.

Television production revenue of $26.9 million increased 8% from $24.9 million in the prior year second quarter as Lions Gate Television demonstrated its strength as a leading independent supplier of one-hour dramatic series and nonfiction programming to top cable networks. During the quarter, the Company delivered domestically a total of 18 hours of its two successful dramatic series, THE DEAD ZONE for USA Networks and MISSING for Lifetime Networks.

Lions Gate senior management will hold its analyst and investor conference call to discuss its second quarter financial results at 6:00 A.M. PT/ 9:00 A.M. ET tomorrow, November 10, 2004. Interested parties may participate live in the conference call by calling 1-888-428-4479 (1-651-224-7558 outside the U.S. and Canada). A full digital replay will be available from tomorrow afternoon, Wednesday, November 10, through Wednesday, November 17, by dialing 1-800-475-6701 (1-320-365-3844 outside the U.S. and Canada) and using access code #751607.

Lions Gate is the premier independent producer and distributor of motion pictures, television programming, home entertainment, family entertainment and video-on-demand content. Its prestigious and prolific library of approximately 8000 titles is one of the largest in the entertainment industry. The Lions Gate brand name is synonymous with original, daring, quality entertainment in markets around the globe.


                                   www.lgf.com

                                    * * * * *

NYSE AND TSX: LGF

For further information, please contact:
Peter D. Wilkes            Russell D. Nelson
310-255-3726               310-255-3858
pwilkes@lgf.com            rnelson@lgf.com

The matters discussed in this press release include forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including risk factors as set forth in our Form 8-K filed with the Securities and Exchange Commission on September 28, 2004. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

                         LIONS GATE ENTERTAINMENT CORP.

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                           SEPTEMBER 30,       MARCH 31,
                                                              2004               2004
                                                            ---------          ---------
                                                           (UNAUDITED)        (AUDITED)
                                                             (ALL AMOUNTS IN THOUSANDS OF
                                                             U.S. DOLLARS, EXCEPT SHARE
                                                                      AMOUNTS)
                                     ASSETS
Cash and cash equivalents .........................         $   5,535          $   7,089
Accounts receivable, net of reserve for
  video returns and other allowances of
  $62,291(2004 -- $55,146) and provision
  for doubtful accounts of $9,250 (2004 -- $11,702)           171,529            129,245
Investment in films and television programs .......           368,875            406,170
Property and equipment ............................            29,155             29,661
Goodwill ..........................................           171,031            166,804
Other assets ......................................            21,733             23,714
                                                            ---------          ---------
                                                            $ 767,858          $ 762,683
                                                            =========          =========
                                  LIABILITIES

Bank loans ........................................         $ 262,610          $ 326,174
Accounts payable and accrued liabilities ..........           148,107            129,724
Film obligations ..................................           156,752            114,068
Subordinated notes ................................            65,000             65,000
Mortgages payable .................................            18,903             19,041
Deferred revenue ..................................            36,222             38,932
Minority interests ................................               163                135
                                                            ---------          ---------
                                                              687,757            693,074
                                                            ---------          ---------
Commitments and Contingencies


                              SHAREHOLDERS' EQUITY

Common shares, no par value, 500,000,000 shares
  authorized, 96,435,405 and 93,615,896 shares
  issued and outstanding ..........................           292,048            279,576
Series B preferred shares (10 shares issued
  and outstanding) ................................                --                 --
Accumulated deficit ...............................          (205,714)          (202,582)
Accumulated other comprehensive loss ..............            (6,233)            (7,385)
                                                            ---------          ---------
                                                               80,101             69,609
                                                            ---------          ---------
                                                            $ 767,858          $ 762,683
                                                            =========          =========

                         LIONS GATE ENTERTAINMENT CORP.

            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                                                            THREE          THREE
                                                           MONTHS          MONTHS        SIX MONTHS        SIX MONTHS
                                                            ENDED           ENDED           ENDED             ENDED
                                                        SEPTEMBER 30,    SEPTEMBER 30,   SEPTEMBER 30,     SEPTEMBER 30,
                                                            2004             2003            2004              2003
                                                         ---------        ---------        ---------        ---------
                                                                   (ALL AMOUNTS IN THOUSANDS OF U.S. DOLLARS,
                                                                             EXCEPT PER SHARE AMOUNTS)
REVENUES .........................................       $ 231,064        $  93,051        $ 419,788        $ 146,386
                                                         ---------        ---------        ---------        ---------
EXPENSES:
  Direct operating ...............................          94,262           48,140          175,072           70,596
  Distribution and marketing .....................         104,217           34,638          202,283           68,250
  General and administration .....................          17,850            8,039           34,977           14,347
  Depreciation ...................................             714              488            1,389            1,030
                                                         ---------        ---------        ---------        ---------
    Total expenses ...............................         217,043           91,305          413,721          154,223
                                                         ---------        ---------        ---------        ---------
OPERATING INCOME (LOSS) ..........................          14,021            1,746            6,067           (7,837)
                                                         ---------        ---------        ---------        ---------
OTHER EXPENSES:
  Interest .......................................           5,652            2,149           11,076            4,209
  Interest rate swaps mark-to-market .............              71             (576)          (1,989)            (262)
  Minority interests .............................             144               --               21               --
  Other income ...................................            (825)              --             (825)              --
                                                         ---------        ---------        ---------        ---------
    Total other expenses .........................           5,042            1,573            8,283            3,947
                                                         ---------        ---------        ---------        ---------
INCOME (LOSS) BEFORE EQUITY INTERESTS AND INCOME .           8,979              173           (2,216)         (11,784)
  TAXES
Equity interests .................................            (200)            (356)            (200)          (1,011)
                                                         ---------        ---------        ---------        ---------
INCOME (LOSS) BEFORE INCOME TAXES ................           8,779             (183)          (2,416)         (12,795)
Income tax provision .............................            (449)             (91)            (716)            (231)
                                                         ---------        ---------        ---------        ---------
NET INCOME (LOSS) ................................           8,330             (274)          (3,132)         (13,026)
Dividends on Series A preferred shares ...........              --             (127)              --             (254)
Accretion and amortization on Series A preferred
  shares .........................................              --             (147)              --             (502)
                                                         ---------        ---------        ---------        ---------
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS       $   8,330        $    (548)       $  (3,132)       $ (13,782)
                                                         =========        =========        =========        =========
BASIC INCOME (LOSS) PER COMMON SHARE .............       $    0.09        $   (0.01)       $   (0.03)       $   (0.26)
                                                         =========        =========        =========        =========
DILUTED INCOME (LOSS) PER COMMON SHARE ...........       $    0.08        $   (0.01)       $   (0.03)       $   (0.26)
                                                         =========        =========        =========        =========

                         LIONS GATE ENTERTAINMENT CORP.

       UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                       SERIES B                          ACCUMULATED
                                         COMMON SHARES             PREFERRED SHARES                         OTHER
                                    ------------------------       ---------------       ACCUMULATED    COMPREHENSIVE
                                    NUMBER            AMOUNT       NUMBER   AMOUNT         DEFICIT            LOSS          TOTAL
                                  ----------       ----------      ------   ------       -----------    -------------    -----------
                                                  (ALL AMOUNTS IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE AMOUNTS)
Balance at March 31, 2003 ....    43,231,921       $  159,549        10      $ --        $ (108,350)       $ (7,567)     $   43,632
Issuance of common shares ....    44,951,056          103,176                                                               103,176
Exercise of stock options ....       955,562            2,609                                                                 2,609
Exercise of warrants .........       275,400            1,377                                                                 1,377
Modification of stock options             --              815                                                                   815
Modification of warrants .....            --            2,031                                                                 2,031
Redemption of Series A
 preferred shares ............            --              566                                                                   566
Conversion of Series A
 preferred shares ............     4,201,957            9,453                                                                 9,453
Net loss available to common
 shareholders ................                                                              (94,232)                        (94,232)
Foreign currency translation
 adjustments .................                                                                                 (440)           (440)
Net unrealized gain on foreign
 exchange contracts ..........                                                                                  622             622
                                  ----------       ----------       ---       ----       ----------        --------      ----------
Balance at March 31, 2004 ....    93,615,896          279,576        10         --         (202,582)         (7,385)         69,609
Exercise of stock options ....       783,655            2,008                                                                 2,008
Exercise of warrants .........     2,020,050           10,100                                                                10,100
Issued to directors for
 services ....................        15,804              137                                                                   137
Modification of stock options             --              227                                                                   227
Net loss available to common
 shareholders ................                                                               (3,132)                         (3,132)
Foreign currency translation
 adjustments .................                                                                                1,518           1,518
Net unrealized loss on foreign
 exchange contracts ..........                                                                                 (366)           (366)
                                  ----------       ----------       ---       ----       ----------        --------      ----------
Balance at September 30, 2004     96,435,405       $  292,048        10      $ --        $ (205,714)       $ (6,233)     $   80,101
                                  ==========       ==========       ===      ====        ==========        ========      ==========

                         LIONS GATE ENTERTAINMENT CORP.

            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                         SIX MONTHS       SIX MONTHS
                                                            ENDED           ENDED
                                                        SEPTEMBER 30,    SEPTEMBER 30,
                                                            2004             2003
                                                         ---------        ---------
                                                         (ALL AMOUNTS IN THOUSANDS OF U.S.
                                                                     DOLLARS)
OPERATING ACTIVITIES:
Net income (loss) ................................       $  (3,132)       $ (13,026)
Adjustments to reconcile net income (loss) to net
  cash provided by (used in) operating activities:
  Depreciation of property and equipment .........           1,389            1,030
  Amortization of deferred financing costs .......           1,700              698
  Amortization of films and television programs ..         124,370           55,770
  Amortization of intangible asset ...............           1,096               --
  Gain on disposition ............................            (666)              --
  Interest rate swaps mark-to-market .............          (1,989)            (262)
  Stock based compensation .......................             364              186
  Minority interests .............................              21               --
  Equity interests ...............................             200            1,011
Changes in operating assets and liabilities:
  Accounts receivable, net .......................         (42,889)         (20,041)
  Increase in investment in films and television
    programs .....................................         (83,830)         (71,234)
  Other assets ...................................             (19)          (1,861)
  Future income taxes ............................              --             (232)
  Accounts payable and accrued liabilities .......          16,003           11,314
  Film obligations ...............................          39,003            7,442
  Deferred revenue ...............................          (2,282)           2,453
                                                         ---------        ---------
NET CASH FLOWS PROVIDED BY (USED IN) OPERATING
  ACTIVITIES .....................................          49,339          (26,752)
                                                         ---------        ---------
FINANCING ACTIVITIES:
Issuance of common shares ........................          12,108           30,765
Redemption of Series A preferred shares ..........              --          (18,090)
Dividends paid on Series A preferred shares ......              --             (254)
Financing fees ...................................          (1,221)              --
Increase (decrease) in bank loans ................         (63,663)          20,181
Decrease in production loans .....................              --              (54)
Decrease in debt .................................            (840)          (7,492)
                                                         ---------        ---------
NET CASH FLOWS PROVIDED BY (USED IN) FINANCING
  ACTIVITIES .....................................         (53,616)          25,056
                                                         ---------        ---------
INVESTING ACTIVITIES:
Cash received from disposition, net ..............             882               --
Purchase of property and equipment ...............            (175)            (235)
                                                         ---------        ---------
NET CASH FLOWS PROVIDED BY (USED IN) INVESTING
  ACTIVITIES .....................................             707             (235)
                                                         ---------        ---------

NET CHANGE IN CASH AND CASH EQUIVALENTS ..........          (3,570)          (1,931)
FOREIGN EXCHANGE EFFECT ON CASH ..................           2,016              674
CASH AND CASH EQUIVALENTS -- BEGINNING OF PERIOD .           7,089            6,851
                                                         ---------        ---------
CASH AND CASH EQUIVALENTS -- END OF PERIOD .......       $   5,535        $   5,594
                                                         =========        =========

                         LIONS GATE ENTERTAINMENT CORP.

              RECONCILIATION OF NET INCOME (LOSS) TO CANADIAN GAAP


                                                                        NET INCOME (LOSS)
                                                -------------------------------------------------------------
                                                   THREE          THREE
                                                  MONTHS          MONTHS        SIX MONTHS      SIX MONTHS
                                                   ENDED           ENDED          ENDED            ENDED
                                                SEPTEMBER 30,  SEPTEMBER 30,   SEPTEMBER 30,    SEPTEMBER 30,
                                                    2004            2003            2004            2003
                                                -------------  -------------   -------------    -------------
                                                          (ALL AMOUNTS IN THOUSANDS OF U.S. DOLLARS)
AS REPORTED UNDER U.S.GAAP ................       $  8,330        $   (274)       $ (3,132)       $(13,026)
Adjustment for capitalized pre-operating
  costs ...................................             --            (154)             --            (308)
Adjustment for interest rate
  swaps ...................................           (158)           (576)           (316)           (262)
Adjustment for accretion on subordinated
  notes ...................................           (618)             --          (1,236)             --
Adjustment for amortization of subordinated
  notes issue costs .......................             39              --              75              --
Stock based compensation ..................            227             186             227             186
Adjustment for amortization of debt
  financing costs .........................             84              --             168              --
                                                  --------        --------        --------        --------
NET INCOME (LOSS) UNDER CANADIAN GAAP .....       $  7,904        $   (818)       $ (4,214)       $(13,410)
                                                  ========        ========        ========        ========


     On March 29, 2004, the new British Columbia Business Corporations Act came into force, which allows the Company to prepare its financial statements either under Canadian or U.S. GAAP. The Company has elected to prepare financial statements under U.S. GAAP commencing April 1, 2004.

                         LIONS GATE ENTERTAINMENT CORP.

                  RECONCILIATION OF EBITDA TO NET INCOME (LOSS)

                                          THREE MONTHS      THREE MONTHS        SIX MONTHS         SIX MONTHS
                                              ENDED             ENDED              ENDED              ENDED
                                          SEPTEMBER 30,      SEPTEMBER 30,     SEPTEMBER 30,       SEPTEMBER 30,
                                              2004               2003               2004               2003
                                          -------------      -------------     -------------       -------------
                                                     (ALL AMOUNTS IN THOUSANDS OF U.S. DOLLARS)
EBITDA, AS DEFINED ...............          $ 15,360           $  1,878           $  8,081           $ (7,818)
Depreciation .....................              (714)              (488)            (1,389)            (1,030)
Interest .........................            (5,652)            (2,149)           (11,076)            (4,209)
Interest rate swaps mark-to-market               (71)               576              1,989                262
Minority interests ...............              (144)                --                (21)                --
Income tax provision .............              (449)               (91)              (716)              (231)
                                            --------           --------           --------           --------
NET INCOME (LOSS) ................          $  8,330           $   (274)          $ (3,132)          $(13,026)
                                            ========           ========           ========           ========


   EBITDA is defined as earnings before interest, interest rate swaps mark-to-market, income tax provision, depreciation and minority interests.

   EBITDA is a non-GAAP financial measure. Management believes EBITDA to be a meaningful indicator of our performance that provides useful information to investors regarding our financial condition and results of operations. Presentation of EBITDA is consistent with our past practice, and EBITDA is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. While management considers EBITDA to be an important measure of comparative operating performance, it should be considered in addition to, but not as a substitute for, operating income (loss), net income (loss) and other measures of financial performance reported in accordance with GAAP. EBITDA does not reflect cash available to fund cash requirements. Not all companies calculate EBITDA in the same manner and the measure as presented may not be comparable to similarly titled measures presented by other companies.